Exhibit 10.1

2013 AMENDMENT TO THE

DEVON ENERGY CORPORATION

2009 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JUNE 6, 2012)

The Devon Energy Corporation 2009 Long-Term Incentive Plan (as amended and restated, the “Plan”) is amended effective as of March 6, 2013, as follows:

1.	Section 4.1(i) of the Plan is amended by adding the following at the end thereof:

Notwithstanding the foregoing, any Restricted Stock Award, Restricted Stock Units and Canadian Stock Units that are granted to an Eligible Director shall, except in the case of such Eligible Director’s termination of service due to death disability or an approved reason, or the occurrence of a Change in Control Event, vest not earlier than the first anniversary of the Date of Grant.

2.	The Plan is not otherwise amended except as provided expressly herein.

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IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this 2013 Amendment to the Devon Energy Corporation 2009 Long-Term Incentive Plan (as amended and restated) to be executed this 6th day of March 2013.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph
Name:	Frank W. Rudolph
Title:	Executive Vice President, Human Resources